UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2014

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of Denny's Corporation (the "Company") was held on May 22, 2014. At the Annual Meeting, the holders of the Company's common stock entitled to vote at the Annual Meeting (1) elected the eleven director nominees for the ensuing year, (2) ratified the selection of KPMG LLP as the Company's registered public accounting firm for 2014, and (3) adopted the non-binding advisory resolution approving the compensation of the Company's named executive officers.

The voting results were as follows:

1.	The election of eleven (11) directors:

Board of Directors Nominees	For	Against	Abstain	Broker Non-Votes
Gregg R. Dedrick	79,060,454	14,469	47,317	5,266,644
José M. Gutiérrez	79,056,413	15,410	50,417	5,266,644
George W. Haywood	79,056,820	15,004	50,416	5,266,644
Brenda J. Lauderback	79,032,401	40,746	49,093	5,266,644
Robert E. Marks	78,993,767	78,657	49,816	5,266,644
John C. Miller	79,017,251	54,773	50,216	5,266,644
Louis P. Neeb	79,051,843	20,181	50,216	5,266,644
Donald C. Robinson	79,057,741	13,483	51,016	5,266,644
Debra Smithart-Oglesby	78,722,642	352,182	47,416	5,266,644
Laysha Ward	79,056,832	16,619	48,789	5,266,644
F. Mark Wolfinger	71,767,519	7,304,306	50,415	5,266,644

2.	A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Denny's Corporation and its subsidiaries for the year ending December 31, 2014:

For	Against	Abstain
83,997,693	368,673	22,518

3.	A non-binding advisory resolution to approve the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
68,311,640	191,005	10,619,595	5,266,644

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 28, 2014	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer